Exhibit 99.3


CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO REGULATION 240.24B-2B OF THE SECURITIES EXCHANGE ACT OF 1934. [*] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST AND IS FILED SEPARATELY WITH THE COMMISSSION.


                               LICENSE AGREEMENT
                               -----------------


This License Agreement (the "Agreement") is made and entered into as of this 23rd day of November, 1998 ("Effective Date"), by and between Ribozyme Pharmaceuticals Incorporated, a Delaware corporation with offices located at 2950 Wilderness Place, Boulder, CO 80301 (hereinafter "RIBOZYME") and ATUGEN organized under the laws of Germany, and having its principal office in Berlin, Germany (hereinafter ATUGEN) (together, the "Parties").

WHEREAS, RIBOZYME is engaged in research, development and commercialization of certain patented and/or proprietary nucleic acid technology for therapeutic, agricultural, animal health, diagnostic and functional genomics applications (the "RIBOZYME Technology");

WHEREAS, RIBOZYME has the right to grant licenses under the RIBOZYME Patent Rights (as hereinafter defined);

WHEREAS ATUGEN is interested in conducting research, development and commercialization activities in the field of Target Validation and Discovery
(TVD), as more fully described in the Business Plan of July 30, 1998 and a certain Participation Agreement which is incorporated by reference herein;

WHEREAS, ATUGEN desires to obtain from RIBOZYME, and RIBOZYME is willing to grant, certain rights in and to RIBOZYME Patent Rights, as defined herein, and certain aspects of the RIBOZYME TECHNOLOGY; and

WHEREAS, RIBOZYME is sublicensing to ATUGEN rights to the Cech Patents (as defined herein) pursuant to a separate Manufacturing and Supply Agreement and Sublicense Agreement of even date herewith (the "Sublicense").

NOW THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the Parties hereto agree as follows:


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                                   Section 1

                                  DEFINITIONS


1.1  "Affiliate" shall mean any corporation or other business entity controlled
      ---------
     by, controlling, or under common control with ATUGEN.  For purpose of this
     Section 1.1, "control" shall mean direct or indirect beneficial ownership of more than thirty percent (30%) of the voting stock or equity, or more than thirty percent (30%) interest in the income of such corporation or other business entity.

1.2  "Acquirer" shall mean an entity that intends to or does gain control of
      --------
     RIBOZYME operations.

1.3  "ATUGEN Invention" shall have the meaning set forth in the Section 3.1.1

1.4  "ATUGEN Patent Rights" shall mean, collectively, all right, title and
      --------------------
     interest of ATUGEN in, to and under (i) Patents covering ATUGEN Inventions and (ii) Patents to which ATUGEN is a licensee with the right to sublicense rights thereunder to RIBOZYME.

1.5  "Cech Patents" shall mean the inventions and discoveries which are the
      ------------
     subject of, or which are covered in whole or in part by, the claims included in (i) U.S. Patent Application Serial Number 937,327, filed December 3, 1986 entitled RNA RIBOZYME POLYMERASES, DEPHOSPHORYLASES, RESTRICTION ENDORIBONUCLEASES AND METHODS (the "'327 Patent Application"),
     (ii) the United States Patents listed in Appendix A, and any patents issuing thereon as well as any corresponding patent applications or any patents that may issue thereon throughout the world, including any extensions, renewals, divisions, continuations, continuations-in-part, patents of addition, and/or reissues thereof, including any patent application and any patents issuing thereon throughout the world, including any extensions, renewals, continuations, continuations-in-part, divisions, patents of additions and/or reissues thereof, filed upon any invention the practice of which would infringe the claims covered by the foregoing patents, which invention was made by Thomas R. Cech, Arthur J. Zaug and Michael D. Been, and/or persons acting under their direction and control at the University of Colorado, which is the work product of the Research Support Funding Agreement between USB and the University of Colorado Foundation entered into on May 20, 1987 (the "RSFA") and which was conceived or reduced to practice during the term of the RSFA.

1.6  "Change of Control of RIBOZYME" shall mean a merger or acquisition by,
      -----------------------------
     with or of RIBOZYME in which the equity holders of RIBOZYME immediately prior to such event do not hold at least 51% of the equity of the resulting entity, and a single new Acquirer controls at least 51% of the equity


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

     of the resulting entity or the sale of all or substantially all the assets of RIBOZYME to a third party.

1.7  "COGS" means RIBOZYME's fully-burdened cost of supplying Nucleic Acid
      ----
     Molecules, Delivery Reagents and other reagents to ATUGEN, including raw materials, direct labor, quality control testing, labeling, packaging and shipping costs, calculated in accordance with RIBOZYME's accounting methods consistently applied and in compliance with U.S. generally accepted accounting principles (GAAP)

1.8  "Collaborator" shall mean any entity or person engaged in an active
      ------------
     research and development collaboration with ATUGEN in its Target Validation and Discovery program.

1.9  "Combination Patents" shall have the meaning set forth in section 3.2.4.

1.10 "Confidential Information" shall mean confidential and proprietary
      ------------------------
     information of ATUGEN or RIBOZYME, including without limitation scientific data, technical reports and business information, disclosed to the other Party, provided that such information is in writing and marked "CONFIDENTIAL" or with a similar legend, or is disclosed orally and is reduced to writing and marked "CONFIDENTIAL" or with a similar legend within 30 days after such disclosure.

1.11 "Delivery Reagents" shall mean all RIBOZYME's reagents useful for the
      -----------------
     delivery of Nucleic Acid Molecules to cells that are covered under RIBOZYME Patent Rights or RIBOZYME TECHNOLOGY.

1.12 "Escrow Technology" shall have the meaning provided under Section 8.7.
      -----------------

1.13 "Excluded Patents List" shall have the meaning set forth in Section 3.2.4


1.14 "Existing Licensee" shall mean third parties to whom RIBOZYME has already
      -----------------
     granted certain licenses under RIBOZYME Patent Rights in the Field each of which is listed in the enclosed Appendix B.

1.15 "Existing Rights" shall have the meaning set forth in section 3.2.5.

1.16 "Field" shall mean any and all applications of Nucleic Acid molecules in
      -----
     the field of human therapeutic Target Validation and Discovery. Such Field will include functional genomics or gene function identification in human systems, in which the function of a gene is determined by using a Nucleic Acid Molecule. The Field shall also include use of Nucleic Acid Molecules to validate a human therapeutic target.

1.17 "Invention" shall mean any possibly patentable discovery or invention that
      ---------
     is conceived and reduced to practice.

1.18 "Investor" shall mean BB BioVentures, L.P., and its affliates, all of whom
      --------
     are managed by MPM Asset Management, LLC., an affiliate of MPM Capital LP.


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1.19 "Licensed Technology" shall mean any technology that is either: (i)
      -------------------
     covered by RIBOZYME Patent Rights; or (ii) constitutes Non-Patented Technology ; provided however, Excluded Patents as defined in section 3.2.5 herein, shall not be included under Licensed Technology as provided in that section.

1.20 "Licensed Technology List" shall have the meaning provided under section 3.2.5.

1.21 "Lipid Market Price" shall mean the average arms-length retail selling
      ------------------
     cost of the two market leading reagents for cell-based transfection. These two market leading reagents shall be identified based on mutual agreement of the Parties.

1.22 "New Invention" shall mean any possibly patentable discovery or invention
      -------------
     conceived and/or reduced to practice by RIBOZYME AND/or ATUGEN in the Field, or by ATUGEN in the RIBOZYME Field.

1.23 "Non-Patented Technology" means know-how, trade secrets or other
      -----------------------
     information or materials that are not patentable or, for a possibly patentable discovery or invention, on which the parties choose not to file a patent, which are either: (i) made under this Agreement; or (ii) are owned or controlled by RIBOZYME on the date of this Agreement and are useful or necessary to ATUGEN in the Field, except for know-how, trade secrets or other information or materials that cannot be used, practiced, performed, made or sold without infringing on the Cech Patents.

1.24 "Nucleic Acid Molecules" shall mean enzymatic nucleic acid molecules,
      ----------------------
     GeneBlock (TM) reagents or nucleic acid probes. The term Nucleic Acid Molecules, as used herein, shall not include [*]

1.25 "Nucleic Acid Product" means any substance that (i) is or is intended to be
      --------------------
     developed and sold commercially for administration to humans or animals or plants or for therapeutic or diagnostic use and (ii) contains a non-protein, non-peptide encoding oligonucleotide, including, but not limited to, Nucleic Acid Molecules.

1.26 "Oligonucleotide Market Price" [*]
      ----------------------------

1.27 "Participation Agreement" shall mean the participation agreement of August
      ------------------------
     24, 1998, and all amendments thereof, executed by ATUGEN and founders of ATUGEN, including RIBOZYME.

1.28 "Patents" shall mean (i) patents (including inventor's certificates) that
      -------
     include one or more Valid Claims, including without limitation any substitution, extension (including supplemental protection certificate), registration, confirmation, reissue, reexamination or renewal thereof, (ii) pending applications, including provisional applications, continuations, divisionals,

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     and continuations-in-part of any of the foregoing.

1.29 "Patent Right" shall mean RIBOZYME and/or ATUGEN Patent Rights.
      ------------

1.30 "RIBOZYME Patent Rights" shall mean collectively, all right, title and
      ----------------------
     interest of RIBOZYME in, to and under those Patents which cover a RIBOZYME Invention or which are listed in the Licensed Technology List provided under section 3.2.5, herein. RIBOZYME Patent Rights, however, shall not include the Cech Patents and the Patents shall not be RIBOZYME Patent Rights while on the Excluded Patents List.

1.31 "RIBOZYME Field" shall mean any and all applications of Nucleic Acid
      --------------
     Molecules, including but not limited to, as a human or animal therapeutic or diagnostic products or an agricultural product but excluding any application of Nucleic Acid Molecules in the Field of Target Validation and Discovery (TVD).

1.32 Ribozyme Invention" shall have the meaning set forth in Section 3.1.1.

1.33 "RIBOZYME's Supply Profit" [*]
      ------------------------

1.34 "Service Agreement" shall mean the Service Agreement between ATUGEN and
      -----------------
     RIBOZYME dated November 23, 1998, and any amendment(s) thereof, all of which are incorporated by reference herein.

1.35 "Target" means a gene or partial sequence thereof, and those elements
      ------
     necessary for its expression or regulation, or its transcription, translation, or replication product or intermediates or portions thereof.

1.36 "Target Discovery Technology" shall have the meaning provided in the ATUGEN
      ---------------------------
     Business Plan of July 30, 1998.

1.37 "Target Validation and Discovery ("TVD")" means a research program in
      ---------------------------------------
     which a nucleic acid molecule, including Nucleic Acid Molecules, is used to determine the utility of a gene or gene product, as a therapeutic or a therapeutic target, and/or for the discovery of genes or gene products as potential therapeutics or therapeutic targets or as tools for the identification of potential therapeutics or therapeutic targets. Such a program is usually performed on behalf of a third party Collaborator, but may be performed solely for ATUGEN's benefit or may consist of technology rights which are licensed or sold to third parties for use in their own non-Nucleic Acid-Molecule-based product development programs outside the RIBOZYME Field.

1.38 "TVD Patents" shall have the meaning set forth in section 3.2.4.


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1.39 "Validated Target" shall mean a Target that has been validated in vitro
      ----------------
     or in vivo as part of a TVD program by ATUGEN or its Collaborator.

1.40 "Valid Claim" shall mean either (i) a claim of an issued and unexpired
      -----------
     patent included within the Patent Rights, provided that such claim has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or
     (ii) a claim of a patent application within the Patent Rights actively being prosecuted.

                                   Section 2
                            GRANT AND CONSIDERATIONS

2.1  Grant to ATUGEN.
     ---------------


     2.1.1 RIBOZYME hereby grants to ATUGEN an exclusive, with a right to sub-license as set forth in section 2.1.2 below, worldwide ("Territory") right and license to the RIBOZYME Patent Rights, and Non Patented Technology for the duration of the Term:


                (i) to develop, promote, market, distribute, use, sell, offer to sell or otherwise dispose of, use and import Licensed Technology in the Field; and

                (ii) to practice and use methods and processes described or claimed in the RIBOZYME Patent Rights within the Field.

           Notwithstanding the foregoing, such license shall be co-exclusive with respect to RIBOZYME to the extent that RIBOZYME uses the RIBOZYME Patent Rights and Non-Patented Technology solely for the following purposes:

                (a)  for RIBOZYME's internal research purposes;

                (b) to serve the Existing Licensees, if applicable, in the Field, provided that no rights may be granted to any Existing Licensee to any New Invention for use in the Field unless RIBOZYME is currently contractually obligated to do so, as of August 24, 1998;

                (c) for use in collaboration(s) with third parties to conduct research, develop and commercialize human therapeutic Nucleic Acid Products, where such use, with each such third party collaborator, will involve, over any given six-month period, examination of no more than five (5)

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                     Targets for each disease indication. RIBOZYME, however,
                     will not use the Target Discovery Technology to identify new Targets in the Field under a collaboration with a third party nor shall RIBOZYME permit any such third party to conduct any of its own discovery efforts using the Target Discovery Technology. It is also understood and agreed by the parties that RIBOZYME shall not develop its own TVD program using any ATUGEN Patent Rights or any RIBOZYME Patent Rights or any Non-Patented Technology in the Field licensed to ATUGEN herein, subject to the provisions of this Section 2.1.1.

     2.1.2 ATUGEN shall have no right to grant sublicenses to any Licensed Technology, other than Licensed Technology sold or licensed by ATUGEN in the regular course of its business in the Field or pursuant to a collaborative drug development or discovery agreement with a third party in the Field but subject in all cases to the limitations of
           Section 2.1.7. Such sublicensee shall not have the right to further sublicense any Licensed Technology under this Agreement without RIBOZYME's prior written consent, which consent shall not be unreasonably withheld, particularly in the case of territorial sublicenses by a collaborative partner.

     2.1.3 RIBOZYME agrees to use reasonable best efforts to prosecute and obtain issuance of any and all pending patent applications under the RIBOZYME Patent Rights. Notwithstanding the foregoing, RIBOZYME shall not be liable for failure to obtain issued patents for the pending applications. ATUGEN shall have the right to prosecute any Patents that RIBOZYME decides not to prosecute in the United States and ATUGEN shall bear the cost of prosecuting such Patents.

     2.1.4 RIBOZYME agrees not to grant licenses under RIBOZYME Patent Rights in the Field to a third party other than pursuant to its existing agreements with the Existing Licensees.

     2.1.5 RIBOZYME hereby grants to ATUGEN an exclusive, royalty free worldwide fully paid-up right and license, with no right to sub-license other than as provided in Section 2.1.2 above, to new Inventions covered under RIBOZYME Patent Rights, including RIBOZYME Inventions, and Non Patented Technology owned by RIBOZYME in the Field, for the duration of the Term (i) to develop, promote, market, distribute, use, sell, offer to sell or otherwise dispose of, use and import such New Inventions solely in the Field, and (ii) to practice and use methods and processes described or claimed in such New Inventions solely within the Field.


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     2.1.6 ATUGEN hereby grants to RIBOZYME at no cost to RIBOZYME, an exclusive, royalty free worldwide right and license, with a right to sublicense (as provided below), to New Inventions covered under ATUGEN Patent Rights, including ATUGEN Inventions, and Non Patented Technology owned by ATUGEN in the RIBOZYME Field, until there are no Valid Claims in existence: (i) to develop, promote, market, distribute, make, have made, use, sell, offer to sell or otherwise dispose of, use and import such New Invention solely in the RIBOZYME Field, (ii) to practice and use methods and processes described or claimed in such New Inventions solely within the RIBOZYME Field;
           (iii) to serve the Existing Licensees if required by an existing agreement with an Existing Licensee, which was effective as of August 24, 1998. RIBOZYME may not sublicense or otherwise transfer any ATUGEN Patent Rights or ATUGEN Inventions to a third party, except in connection with a collaborative agreement with a third party for the development of a Nucleic Acid Product in the RIBOZYME Field but solely for the purpose of developing, commercializing, testing, validating, making and selling such Nucleic Acid Product.

     2.1.7 Notwithstanding the foregoing, RIBOZYME shall retain an exclusive right to develop and commercialize Nucleic Acid Products in the RIBOZYME Field. ATUGEN agrees, that it will clearly stipulate in its TVD Agreements that RIBOZYME shall retain an exclusive right to develop and commercialize Nucleic Acid Products against the Validated Target identified under such TVD Agreements. ATUGEN shall provide a list of Validated Targets to RIBOZYME once every quarter; provided however, that in the event of Change of Control of RIBOZYME as set forth in section 8.8, ATUGEN will not be required to provide such list to RIBOZYME or its successor.

     2.1.8 RIBOZYME will transfer its contracts with the Existing Licensees to ATUGEN under a separate Service Agreement which is incorporated by reference herein, provided such transfer is legally possible and the Existing Licensees agree to such a transfer. RIBOZYME agrees to use its best efforts to obtain such approvals.

     2.1.9 The parties recognize that the rights granted to RIBOZYME by ATUGEN under this Agreement might be restricted according to the principles, guidelines, conditions and collateral provisions of public or semi-public German entities providing or intending to provide grants to ATUGEN, and the Parties will comply with them.

2.2  Consideration.
     -------------


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     2.2.1 As a consideration for the rights and license granted to ATUGEN hereunder, ATUGEN will pay to RIBOZYME a one-time technology access fee of two million U.S. dollars (US $2 million) (the "License Fee"); provided, however, that in the event that RIBOZYME has not, by December 28, 1998, obtained either: (i) the release of the liens set forth in the schedule of exceptions provided to the Investor ("Liens"); or (ii) the subordination of the Liens to this License Agreement and the Manufacturing and Supply Agreement and Sub-license Agreement, in a form reasonably satisfactory to ATUGEN, then the amount of the License Fee shall be reduced by an amount equal to the aggregate outstanding principal balance plus the aggregate interest owed upon the debt underlying the Liens ("Debts"). In the event of such a reduction, ATUGEN will use the difference between US $2M and the adjusted License Fee to repay the Debts and to release the Liens.

     2.2.2 All payments to be made to RIBOZYME by ATUGEN under this Section 2 shall be due on or before December 31, 1998. Checks for all payments to RIBOZYME under this Agreement shall be deposited in the following bank account of RIBOZYME.

               Name of the Bank:  Norwest Bank of Denver
               Address:  1740 Broadway Street, Denver, CO 80204
               [*]
               For further credit to Norwest Bank of Boulder, Ribozyme Pharmaceuticals Inc.,
               Account No.:  [*]

     2.2.3 In the event that any payment due to RIBOZYME by ATUGEN is delinquent, interest shall accrue on any overdue amount at the rate of one percent (1%) per month or the maximum rate permitted by law, whichever is less.

                                   Section 3

                  PATENT PROSECUTION, ENFORCEMENT AND DEFENSE

3.1  Inventorship.
     ------------

     3.1. Any New Invention that is made (i) solely by one or more representatives of RIBOZYME shall be deemed invented solely by RIBOZYME (a "RIBOZYME Invention"); (ii) solely by one or more representatives of ATUGEN shall be deemed invented solely by ATUGEN (an "ATUGEN Invention"); and (iii) jointly by one or more representatives of RIBOZYME and one or more representatives of ATUGEN shall be deemed invented jointly by RIBOZYME and ATUGEN (a "Joint Invention"). Any Non-Patented Technology that is made (i) solely by one or more representatives of RIBOZYME shall be deemed invented solely by RIBOZYME, (ii) solely by one or more

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

          representatives of ATUGEN shall be deemed invented solely by ATUGEN; and (iii) jointly by one or more representatives of RIBOZYME and one or more representatives of ATUGEN shall be deemed invented jointly by RIBOZYME and ATUGEN. Determination of inventorship shall be made in accordance with the patent laws of the United States of America.

     3.1.2 In the event of a dispute concerning inventorship between RIBOZYME and ATUGEN, the Parties hereby agree that each will attempt to resolve such dispute by agreement between two U.S. patent attorneys (one chosen by each Party) according to U.S. patent laws. If those two attorneys fail within 30 days to reach a resolution, then the Parties agree to reach a binding agreement by negotiation between those two attorneys and a third patent attorney chosen by those two attorneys. The three attorneys will reach a binding agreement with regard to the dispute by a majority vote of the three attorneys. Such dispute will be resolved in this manner within 60 days from the date of the initial dispute.

3.2  Patent Management.
     -----------------

     3.2.1 The Party owning the Invention shall be responsible for the preparation, filing, prosecution, and maintenance (the "Patent Management") of a Patent (the "Filing Party"), subject to the provisions of Section 3.2.2.

     3.2.2 ATUGEN, at its expense, shall take any and all actions necessary with respect to the Patent Management of Patents, for any ATUGEN Inventions discovered or identified as a result of any TVD program. RIBOZYME shall take any and all actions necessary with respect to the Patent Management of Patents for all other Inventions arising out of or in connection with this Agreement including Patents claiming Nucleic Acid Molecules or Delivery Reagents discovered or identified other than as a result of a TVD program. ATUGEN has the right to pursue prosecution of those New Inventions or Joint Inventions, which RIBOZYME chooses not to pursue, at ATUGEN's expense, and RIBOZYME has the right to pursue prosecution of those ATUGEN Inventions, which ATUGEN chooses not to pursue, at RIBOZYME's expense.

     3.2.3 Each Party agrees to cooperate fully in the Patent Management of any Patent Rights under this Agreement. Such cooperation includes, but is not limited to: (i) turning over to the Filing Party all files, papers and documents relating to such Patent; (ii) executing all papers and instruments, or requiring its employees or agents, to execute such

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

           papers and instruments, so as to effectuate the ownership of Patent Rights as set forth herein and to enable the other Party to apply for and to prosecute Applications in any country; and (iii) promptly informing the other Party of any matters coming to such Party's attention that may affect the Patent Management of any such Application. Each Party will notify the other Party promptly of any New Inventions developed solely or jointly by the Parties.

     3.2.4 ATUGEN shall pay to RIBOZYME all expenses, including the attorneys' fees, relating to the prosecution, maintenance, defense and enforcement of Licensed Technology ("Patent Expense") according to the following schedule:

           (1) For that portion of the Licensed Technology which is applicable only to the TVD activities of Atugen ("TVD Patents"), Atugen shall pay [*] of the Patent Expenses.
           (2) For that portion of Licensed Technology which is applicable both to the TVD activities of Atugen and RIBOZYME activities in the Ribozyme Field ("Combination Patents"), Atugen shall pay [*] of the Patent Expenses; and
           (3) For all Ribozyme Patent Rights that are neither TVD Patents nor Combination Patents, Atugen shall not be obligated to pay any Patent Expense and such Patents shall be excluded from the Licensed Technology herein ("Excluded Patents").

     3.2.5 The categories of Licensed Technology set forth in the foregoing section 3.2.4 shall be determined according to the following procedure:

           (1) Within forty-five (45) days following the signing of this Agreement, RIBOZYME shall provide to ATUGEN a written list of RIBOZYME Patent Rights, divided into the three categories listed under section 3.2.4. ATUGEN then will have one hundred and twenty
               (120) days to indicate to RIBOZYME in writing: (i) if the list is acceptable; and (ii) which of the proposed TVD Patents and Combination Patents ATUGEN wishes to exclude from Licensed Technology and therefore to have them included in the Excluded Patents list. RIBOZYME shall have no obligation to continue prosecuting any Patents in the Excluded Patents list. RIBOZYME then shall provide to ATUGEN a new list of Licensed Technology without the Excluded Patents and this list shall be the "Licensed Technology List".

           (2) RIBOZYME shall provide in writing to ATUGEN an updated list of Licensed Technology once every twelve months, wherein the updated list will include: (i) all of the Ribozyme Patent Rights then on the Licensed Technology List ("the Existing Rights"); and (ii) all the new Patents filed by RIBOZYME in the Field, that are available for inclusion in the Licensed Technology List. ATUGEN then will have thirty (30) days to indicate to RIBOZYME in writing as to: (a) which of the Existing Rights in the updated Licensed Technology List that ATUGEN wishes to remove; and (b) which new Patents ATUGEN wishes to pay Patent Expense for according to the schedule set forth under 3.2.6, and thereby keep such new Patents on the Licensed

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

               Technology List. The Existing Rights which ATUGEN wishes to remove from the Licensed Technology List and the new Patents for which ATUGEN does not wish to pay Patent Expense will be added to the Excluded Patents list. If ATUGEN does not respond within thirty (30) days, as required under this paragraph 2, then the new Patents will be automatically be included in the Licensed Technology List as proposed and the Existing Rights will all remain on the Licensed Technology List. All new Patents added to the Licensed Technology List, through ATUGEN's election under this Agreement, shall be considered Ribozyme Patent Rights for the purposes of this Agreement.

           (3) Except for the annual updates provided above, and the re-entry provisions described below, the Licensed Technology List shall not be amended without a mutual written agreement of the Parties.

           (4) If ATUGEN wishes to add to the Licensed Technology List, one or more Excluded Patents, it shall make a written request to RIBOZYME indicating the specific Excluded Patents it wants added to the Licensed Technology List ("Re-entry Patents"). RIBOZYME shall add these Re-entry Patents to the Licensed Technology List, if such Patents are still in existence and/or have not been exclusively licensed to a third party pursuant to a license which would prohibit a license to ATUGEN hereunder. At such time as ATUGEN requests the Re-entry of a Patent and makes the appropriate payments to RIBOZYME, such Re-Entry Patents will thereafter be included in the Licensed Technology. The addition of Re-entry Patents shall be according to the following provisions:

               (a) ATUGEN shall pay [*] of all Patent Expense incurred on the Re-entry Patents as of the date of Re-entry and pay [*] of all Patent Expense to be incurred in the future on such Re-entry Patents, provided such Re-entry Patents are TVD Patents;

               (b) ATUGEN shall pay [*]of all Patent Expense incurred on all other Re-entry Patents as of the date of Re-entry and pay [*] of all Patent Expense incurred in the future on such Re-entry Patents.

           (5) All payments to be made by ATUGEN under this Section, shall be sent to RIBOZYME within thirty (30) days of its receipt of an invoice from RIBOZYME. The payments will be made in accordance with the provisions of Section 2.2.2 above.

3.3  Defense. In the event of any claim(s) against ATUGEN, arising within two
     -------
     (2) years after August 19, 1998, for

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

     infringement of any intellectual property right of any third party as a direct result of the exercise of the right and license granted by RIBOZYME to ATUGEN hereunder, RIBOZYME shall indemnify and hold harmless ATUGEN, its officers, directors, licensees and assigns from any and all such claims, provided, however, that RIBOZYME's liability under this Section 3.3 and
     Section 3.3 of the Sublicense shall not exceed U.S. $8.5 million RIBOZYME shall have sole control of any such legal action or settlement negotiations and shall have the right to settle any such litigation by grant of any rights to the third party provided ATUGEN approves of such grant, which approval shall not be unreasonably withheld. ATUGEN agrees to assist RIBOZYME in defending such claims.

3.4  Patent Enforcement.  RIBOZYME and ATUGEN shall each provide immediate
     ------------------
     written notice to the other of any infringement of the RIBOZYME Patent Rights, which may come to such Party's attention. RIBOZYME shall have the exclusive right to institute and conduct commercially reasonable legal action against third party infringers of the RIBOZYME Patent Rights in the Field, or negotiate and enter into settlement agreements as deemed appropriate by RIBOZYME after consultation with ATUGEN if necessary.
     ATUGEN shall provide RIBOZYME with reasonable assistance in any action taken by RIBOZYME to enforce the RIBOZYME Patent Rights. ATUGEN shall not, however be entitled to join RIBOZYME as a Party to any such action. Any award of damages resulting from action taken by RIBOZYME pursuant to this
     Section 3.4, after reimbursement of expenses incurred by RIBOZYME and ATUGEN, respectively in connection with such action, shall be divided equally between the parties, provided that such infringement was deemed to have occurred in the Field and specifically involved the Licensed Technology. ATUGEN shall have the exclusive right to institute and conduct commercially reasonable legal action against third party infringers of the ATUGEN Patent Rights, or negotiate and enter into settlement agreements as deemed appropriate by ATUGEN after consultation with RIBOZYME if necessary. RIBOZYME shall provide ATUGEN with reasonable assistance in any action taken by ATUGEN to enforce the ATUGEN Patent Rights. RIBOZYME shall not, however be entitled to join ATUGEN as a Party to any such action. Any award of damages resulting from action taken by ATUGEN pursuant to this Section 3, after reimbursement of expenses incurred by ATUGEN in connection with such action, shall be divided equally between the parties.

3.5  Counsel.  In order for RIBOZYME to prosecute, enforce and litigate the
     -------
     RIBOZYME Patent Rights discussed in this Section 3, it shall hire counsel of its own choice, but reasonably acceptable to ATUGEN, to represent RIBOZYME in such actions. Such counsel may be granted a power of attorney by inventors of ATUGEN solely for convenience of prosecution and litigation. It is understood however that such counsel will not represent

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

     ATUGEN or inventors of ATUGEN, and that ATUGEN is free to obtain counsel of its own choice at its own cost to review the work of RIBOZYME's counsel, and to have input into the ongoing prosecution, maintenance, and litigation of RIBOZYME Patent Rights. RIBOZYME shall instruct its counsel to copy ATUGEN directly on all correspondence relating to prosecution of RIBOZYME Patent Rights.

                                   Section 4
                                CONFIDENTIALITY

4.1 Confidential Information.  Any Party receiving any Confidential Information
    ------------------------
    from the other Party in connection with the execution, delivery and performance of this Agreement shall keep, and shall cause its affiliates, officers, employees, students, technicians, advisors and consultants to keep, all such Confidential Information in confidence and shall not disclose such Confidential Information to third parties, except in connection with a license, sublicense or sale permitted hereunder requiring such disclosure and containing appropriate confidentiality provisions.

4.2 Inapplicability.  The obligations of confidentiality and nonuse set forth
    ---------------
    in this Agreement shall not apply to any portion of the Confidential Information which:

    (1) is or becomes public or available to the general public otherwise than through the act or default of the receiving Party or its affiliates or their employees, advisors or consultants; or
    (2) is obtained by the receiving Party from a third party without a duty of confidentiality who is lawfully in possession of such Confidential Information and is not subject to an obligation of confidentiality owed to the other Party or others; or
    (3) is known, as shown by competent evidence, by the receiving Party or any of its affiliates prior to disclosure under this Agreement and was not obtained or derived directly or indirectly from the other Party; or
    (4) is disclosed by the receiving Party or its affiliates pursuant to a requirement of law, provided that such Party has complied with the provisions set forth in paragraph 4.3.

4.3  Notice Prior to Disclosure.  If the receiving Party, sublicensees or any of
     --------------------------
     its Affiliates becomes legally required to disclose any Confidential Information, the receiving Party shall give the other Party to this Agreement prompt notice of such fact so that such Party may obtain a protective order or other appropriate remedy concerning any such disclosure and/or waive compliance with the non-disclosure provisions of this Agreement. The receiving Party and its Affiliates will fully cooperate with the other Party to this Agreement

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                                       14
     in connection with such Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure or the other Party to this Agreement waives such compliance, the receiving Party and its affiliates will make such disclosure only to the extent that such disclosure is legally required and will use its best efforts to have confidential treatment accorded to the disclosed Confidential Information. Notwithstanding the foregoing provisions, ATUGEN will be free to disclose the terms of this Agreement to a third party, including ATUGEN's Collaborators and potential investors, under confidentiality with such third parties.

4.4  Term.  The obligations of ATUGEN and RIBOZYME under this Section 4 shall
     ----
     continue for a period of five (5) years after the expiration of this Agreement.

4.5  Return of Materials.  Upon expiration or termination of this Agreement,
     -------------------
     each Party shall return all copies of Confidential Information disclosed to such Party, and all other materials provided to such Party under this Agreement; provided that one copy of such Confidential Information and such materials may be retained for archival or legal purposes only.

                                   Section 5
                         LIABILITY AND INDEMNIFICATION

5.1  Indemnification by ATUGEN.  ATUGEN agrees to indemnify, hold harmless and
     -------------------------
     defend RIBOZYME, its officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government and non-government, resulting from or arising out of any product manufactured or sold or service performed by ATUGEN pursuant to the exercise of this license, other than claims covered by RIBOZYME's indemnification in Section 3.3 above. ATUGEN shall not be responsible for the negligence or intentional wrong doing of RIBOZYME.

5.2  Insurance.  ATUGEN shall maintain in force at its sole cost and expense,
     ---------
     with reputable insurance companies, general liability insurance and products liability insurance coverage in an amount reasonably sufficient to protect against liability under paragraph 5.1 above. RIBOZYME shall have the right to ascertain from time to time that such coverage exists, such right to be exercised in a reasonable manner.

5.3  Force Majeure.  The Parties will not be liable for any failure to perform
     -------------
     as required by this Agreement, to the extent such failure to perform is caused by any reason beyond the control of either Party, or by reason of any of the

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

     following: labor disturbances or disputes of any kind, accidents, governmental policy, civil disorders, acts of aggression, acts of God, energy or other conservation measures, failure of utilities, mechanical breakdowns, material shortages, disease or similar occurrences.

                                   Section 6
                         REPRESENTATIONS AND WARRANTIES

6.1  Representations of RIBOZYME. RIBOZYME represents that RIBOZYME has the
     ---------------------------
     legal right, authority and power to enter into this Agreement and meet the obligations set forth herein. RIBOZYME further represents that it has not previously granted other than the rights previously granted to Existing Licensees, and will not grant to any third party during the term of this Agreement, any rights under the RIBOZYME Patent Rights or Inventions that are inconsistent with the rights granted to ATUGEN herein in the Field. RIBOZYME represents that the Patents set forth on Appendices D and E hereto and the Cech Patents are the only Patents held by or owned by RIBOZYME which are or could be useful with regard to TVD in the Field.

6.2  Representations of ATUGEN.  ATUGEN represents and warrants that ATUGEN has
     -------------------------
     the legal right, authority and power to enter into this Agreement and meet the obligations set forth herein.

6.3  Disclaimer.  NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A
     ----------
     REPRESENTATION OR WARRANTY BY RIBOZYME OF THE VALIDITY OF ANY OF THE PATENTS OR THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF ANY INVENTION, LICENSED TECHNOLOGY OR NUCLEIC ACID MOLECULE MANUFACTURED BY RIBOZYME. RIBOZYME SHALL HAVE NO OBLIGATION, EXPRESS OR IMPLIED, TO SUPERVISE, MONITOR, REVIEW OR OTHERWISE ASSUME RESPONSIBILITY FOR THE PRODUCTION, MANUFACTURE, TESTING, MARKETING OR SALE OF ANY LICENSED PRODUCT, AND RIBOZYME SHALL HAVE NO LIABILITY WHATSOEVER TO ATUGEN OR ANY THIRD PARTIES FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON ATUGEN OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM:

     (1)  the production, use, or sale of any Licensed Technology;
     (2)  the use of any aspect of Inventions; or
     (3) any advertising or other promotional activities with respect to any of the foregoing.


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

                                   Section 7
                           DUE DILIGENCE REQUIREMENTS

7.1  Due Diligence.  ATUGEN shall use commercially reasonable efforts to
     -------------
     commercialize Licensed Technology in the Field through a thorough, vigorous and diligent program for exploitation of RIBOZYME Patent Rights in the Field, and to continue active, diligent marketing efforts for Licensed Technology throughout the life of this Agreement.

7.2  Progress Reports.  During the term of this Agreement, ATUGEN will submit
     ----------------
     annual progress reports to RIBOZYME by 28 February of each year which discuss the progress and results, as well as ongoing plans, with respect to the RIBOZYME Patent Rights. RIBOZYME shall have the right to request one meeting per year to discuss such information.

                                   Section 8
     MANUFACTURE AND SUPPLY OF NUCLEIC ACID MOLECULES AND DELIVERY REAGENTS

8.1  Manufacture of Nucleic Acid Molecules.  RIBOZYME will manufacture or have
     -------------------------------------
     manufactured by a party acceptable to ATUGEN, provided such acceptance will not be unreasonably withheld, the Nucleic Acid Molecules required by ATUGEN under this Agreement. RIBOZYME shall provide such material to ATUGEN at [*] per Nucleic Acid Molecule or at [*] of the Oligonucleotide Market
     Price per Nucleic Acid Molecule, which ever is greater. The price per Nucleic Acid Molecule, however, shall not exceed [*] of the Oligonucleotide Market Price. If the price per Nucleic Acid Molecule exceeds [*] of the Oligonucleotide Market Price, ATUGEN shall have the option to purchase such Nucleic Acid Molecules from a third party. Notwithstanding the foregoing, RIBOZYME shall supply to ATUGEN, the Nucleic Acid Molecules at the rate of [*] for a [*] scale synthesis of each Nucleic Acid molecule, so long as the Oligonucleotide Market Price for such Nucleic Acid Molecule exceeds [*] scale synthesis. If the dollar amount of Nucleic Acid Molecules or Delivery Reagents purchased by ATUGEN from RIBOZYME exceeds the dollar amount provided in the enclosed Appendix C, then RIBOZYME shall provide such material to ATUGEN at [*] per Nucleic Acid Molecule or at [*] of the Oligonucleotide Market Price per Nucleic Acid Molecule, which ever is greater. The price per Nucleic Acid Molecule, however, shall not exceed [*] of the Oligonucleotide
     Market Price.

8.2  Manufacture of Delivery Reagents.  RIBOZYME will manufacture or have
     --------------------------------
     manufactured the Delivery Reagents required by ATUGEN under this Agreement. RIBOZYME shall provide such material to ATUGEN [*] per Delivery
     Reagent or at [*] of the Lipid Market Price per Delivery Reagent,

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

     which ever is greater. If the dollar amount of Delivery Reagents purchased by ATUGEN from RIBOZYME exceeds the dollar amount provided for on Appendix C attached hereto, then RIBOZYME shall provide such material to ATUGEN at [*] of the Oligonucleotide Market Price per Nucleic Acid Molecule, whichever is greater. The price per Nucleic Acid Molecule, however, shall not exceed [*] of the Oligonucleotide Market Price.

8.3  Exclusivity.  During the first [*] from the Effective Date of this
     -----------
     Agreement, ATUGEN shall purchase all its requirement of Nucleic Acid Molecules and Delivery Reagents from RIBOZYME (except as provided in Section 8.1), which may be extended based on mutual agreement of the Parties. Other than as provided in Sections 8.1, 8.7 and 8.8 herein, nothing in this Agreement is deemed to grant ATUGEN any right to manufacture or have manufactured the Nucleic Acid Molecules and the Delivery Reagents.

8.4  Minimum Purchase.  During the first five (5) years of this Agreement,
     ----------------
     ATUGEN shall purchase from RIBOZYME at least sixty percent (60%) of the amounts of each Nucleic Acid Molecules and Delivery Reagents ("Minimum Purchase") indicated in Appendix C, provided (i)[*.]

8.5  Minimum Capacity. RIBOZYME agrees to guarantee an annual Minimum Capacity,
     ----------------
     equal to [*] of the minimum levels specified in Appendix C, for the synthesis of Nucleic Acid Molecules.

8.6  Technology Transfer.  It is agreed RIBOZYME will have transferred to
     -------------------
     ATUGEN, as a result of licenses granted hereunder and under the Sublicense and other technology transferred under this Agreement, a value of at least [*] after the deduction of the technology access fee.

8.7  Escrow Technology. RIBOZYME shall from time to time place into escrow
     -----------------
     written descriptions of its manufacturing and quality control procedures as may be necessary for ATUGEN to fully manufacture the Nucleic Acid Molecules ("Escrow Technology"). To facilitate the provisions of this Section 8.7, RIBOZYME shall promptly establish such escrow account and provide ATUGEN periodic reports of its transfer of information to such account. In the event that RIBOZYME cannot adequately supply ATUGEN with its requirements of the Nucleic Acid Molecules within 45 days of written request therefore, as to amounts or in accordance with ATUGEN's specifications, ATUGEN shall have the right to access the Escrow technology to manufacture or have manufactured the Nucleic Acid Molecules. RIBOZYME's intellectual property trade secrets related to such technology transfer shall be treated as Confidential Information of RIBOZYME under Article 4. Specifically, manufacture by third parties will require the same degree of protection that ATUGEN uses for its most important confidential information. In the event of a Change in Control of RIBOZYME, ATUGEN shall be entitled to continued access to the Escrow

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

     Technology necessary for ATUGEN to manufacture the Nucleic Acid Molecules for use in the Field.

8.8  Change of Control. In the event of a Change of Control of RIBOZYME, unless
     -----------------
     provisions have been made, to the Investor's sole satisfaction to protect ATUGEN's and the Investor's interest in the Escrow Technology, then ATUGEN shall receive and have access to the Escrow Technology and shall have a co-exclusive license in the Field to all Patents incorporated therein, if any one of the following criteria are met:

     8.8.1 More than [*] of the Acquirer's annual revenues (according to the latest reported figures) are from its TVD activities; or

     8.8.2 The Acquirer's actions, following the Change of Control of RIBOZYME, have caused RIBOZYME activities under this Section 8 to be significantly reduced, as determined by one or more of the following parameters:

            (1)  [*]
            (2)  [*]

     8.8.3 The Acquirer terminates the Service Agreement of November 23, 1998 between RIBOZYME and ATUGEN and/or this License Agreement.

     8.8.4 ATUGEN unilaterally terminates the Service Agreement of November 23, 1998 between RIBOZYME and ATUGENand/or its obligation to purchase Nucleic Acid Molecule and Delivery Reagents under this License Agreement.

     8.8.5 If such a transfer of the Escrow Technology to ATUGEN occurs, ATUGEN agrees to pay to RIBOZYME or its successor according to the following:

            (1) ATUGEN shall pay to RIBOZYME a one-time fee equal [*] RIBOZYME's Supply Profit during the prior twelve months if the Service Agreement was terminated by ATUGEN pursuant to section
                 8.8.1 above or the Acquirer's actions described in section
                 8.8.2 caused a failure of performance by RIBOZYME under the Service Agreement.

            (2) ATUGEN shall pay to RIBOZYME an amount equal to [*] RIBOZYME's Supply Profit on an annual basis if the Service Agreement was terminated by ATUGEN under 8.8.4 above.

            (3) ATUGEN shall not owe any payment to RIBOZYME if the Acquirer terminates the Service Agreement as described in Section 8.8.3.

     8.8.6  Payments.  All such payments required by this Section 8.8 will be
            --------
            made within sixty (60) days after the occurrence of the indicated event, to RPI or its successors by ATUGEN, based upon revenue and expense records provided

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

            from RIBOZYME or its successor.

     8.8.7  Future Royalties.  In the event that the Escrow Technology is
            ----------------
            accessed by ATUGEN as provided in this Section 2.4, ATUGEN will be responsible for all payments which become due to third parties as a result of action taken by ATUGEN in the Field.

                                   Section 9
                              TERM AND TERMINATION

     9.1  Term. The Term of this Agreement shall commence on the Effective Date
          ----
          and shall continue until there are no Valid Claims in existence under the RIBOZYME Patent Rights existing as of the Effective Date of this Agreement unless terminated earlier as provided in this Section, and other than as a result of the section 8.8.

     9.2  Termination for Cause.  Either Party shall have the right to
          ---------------------
          terminate this Agreement following any material breach or default in performance under this Agreement by the other Party upon sixty (60) days prior written notice by certified mail to the breaching Party specifying the nature of the breach or default. Unless the breaching Party has either cured or taken such steps as may be reasonably expected to cure the breach or default prior to the expiration of such sixty (60) day period, the non-breaching Party, at its sole option, may terminate this Agreement upon written notice to the breaching Party. Termination of this Agreement shall become effective upon receipt of such notice by the breaching Party.

     9.3  Effect of Termination.  In the event RIBOZYME terminates this License
          ---------------------
          Agreement for cause under Section 9.2, RIBOZYME shall retain all the rights granted to RIBOZYME by ATUGEN and all the rights granted to ATUGEN by RIBOZYME under this Agreement shall terminate and revert back to RIBOZYME.

     9.4  Rights in Law or Equity. Except as otherwise expressly provided
          -----------------------
          herein, termination by either Party pursuant to this Section 9 shall not prejudice any other remedy that a Party might have in law or equity, except that neither Party may claim compensation for lost opportunity or like consequential damages arising out of the fact of such termination.

     9.5  Termination for Insolvency.  To the extent permitted by applicable
          --------------------------
          law, either Party may terminate this Agreement immediately upon written notice without opportunity to cure if the other Party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of

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

          creditors, if such petition or proceeding is not dismissed with prejudice within ninety (90) days after filing. In the event of a termination by RIBOZYME for insolvency, the Escrow Technology shall transfer to ATUGEN at no cost.

     9.6  Survival.  The following Sections of this Agreement shall survive
          --------
          expiration or termination of this Agreement: 3.1, 4, 5, 9.6 and 10.

                                   Section 10
                               GENERAL PROVISIONS

     10.1 Dispute Resolution.
          ------------------

          10.1.1 Any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be promptly presented to the Chief Executive Officer of RIBOZYME and the Chief Executive Officer of ATUGEN (or their designees) for resolution. If these individuals cannot promptly (within 30 days) resolve such disputes, then such dispute shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice.

          10.1.2 In the event that arbitration is instituted by ATUGEN, such arbitration shall be held in Berlin, Germany. In the event that arbitration is instituted by RIBOZYME, such arbitration shall be held in Boulder, Colorado. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any Party.

          10.1.3 Notwithstanding the above, in the event of a dispute concerning inventorship between RIBOZYME and ATUGEN, the Parties hereby agree that each will attempt to resolve such dispute by agreement between two U.S. patent attorneys (one chosen by each Party) according to U.S. patent laws. If those two attorneys fail within 30 days to reach a resolution, then the Parties agree to reach a binding agreement by negotiation between those two attorneys and a third patent attorney chosen by those two attorneys. The three attorneys will reach a binding agreement with regard to the dispute by a majority vote of the three

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

                  attorneys. Such dispute will be resolved in this manner within 60 days from the date of the initial dispute.

     10.2 No Use of Name.  Neither Party shall use the name of the other in any
          --------------
          form of advertising publicity or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party; or public promotion without the prior written approval of the other, or represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with or utilizes the information or documents of the other party.

     10.3  Governing Law.  This Agreement shall be governed by, construed, and
           -------------
           interpreted in accordance with the laws of Germany, including but not limited to, export control regulations regarding commodities and technical data/information. Parties specifically agree not to export or re-export any commodities and/or data/information in violation of any applicable U.S.A. or German laws and/or regulations.

     10.4  Assignment.  This Agreement may not be assigned or transferred by
           ----------
           any of the Parties hereto without the prior written consent of the other Parties which will not be unreasonably withheld; provided, however, that ATUGEN may assign or transfer ATUGEN's rights and obligations under this Agreement to an affiliate of ATUGEN or a successor to all or substantially all of its assets or business relating to this Agreement, whether by sale, merger, operation of law or otherwise upon written notice to RIBOZYME.

     10.5  Entire Agreement.  This Agreement constitutes the entire and only
           ----------------
           agreement between the Parties relating to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are superseded hereby.

     10.6  Further Assurances.  At any time or from time to time on and after
           ------------------
           the Effective Date, RIBOZYME and ATUGEN shall at the request of the other (a) deliver to the other such records, data or other documents consistent with the provisions of this Agreement, (b) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (c) take or cause to be taken all such other actions, as may reasonably deem necessary or desirable in order to obtain the full benefits of this Agreement and the transactions contemplated hereby.

     10.7  Notices.  Any notice or other communication required or permitted
           -------
           under this Agreement shall be in writing and will be deemed given as of the date such notice is (a) hand delivered, or (b) mailed, postage prepaid, first class, certified mail, return receipt requested, or
           (c) sent, shipping prepaid, receipt

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

           requested by national courier service, to the Party at the address listed below or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.

                   If to ATUGEN:
                   ATUGEN Biotechnology GmbH.
                   Robert-Rossle-Strasse 10
                   13125 Berlin
                   Germany
                   Attention:  Managing Director

                   If to RIBOZYME:
                   Ribozyme Pharmaceuticals Inc.
                   2950 Wilderness Place
                   Boulder, CO 80301
                   Attention: President & CEO

     10.8  Modification. No modification to this Agreement shall be effective
           ------------
           unless assented to in writing by the Party to be charged.

     10.9  Waiver. The failure of a party in any instance to insist upon the
           ------
           strict performance of the terms of this Agreement will not be construed to be a waiver or relinquishment of any of the terms of this Agreement, either at the time of the party's failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

     10.10 Headings.  The headings of the several Sections of this Agreement are
           --------
           intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     10.11 Severability.  In the event that any provision of this Agreement
           ------------
           becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if the result of such action materially changes the economic benefit of this Agreement to ATUGEN, or to RIBOZYME.

     10.12 Government Clearance. ATUGEN agrees to use commercially reasonable
           --------------------
           efforts to have the Inventions cleared for marketing in those countries in which ATUGEN intends to sell Licensed Technology by the responsible government agencies requiring such clearance. To accomplish said clearances at the earliest possible date, ATUGEN agrees to file, according to the usual practice of ATUGEN, any necessary data with said government agencies.

     10.13 Publication. Each Party shall use its best efforts to provide a copy
           -----------

           of any

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

           publication under this Agreement forty-five (45) days in advance of such submission for approval by the other party.

     10.14 Language. A German and an English version of this Agreement exist.
           --------
           Only the English version of this Agreement is binding.

     10.15 Counterparts.  This Agreement may be executed in counterparts, each
           ------------
           of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


ATUGEN BIOTECHNOLOGY GmbH

By:  /s/ Ralph E. Christoffersen
     ---------------------------

Name:  RALPH E. CHRISTOFFERSEN
       -----------------------
Title: CEO/GESCHAFTSFUHRER
       -------------------
Date:  11/23/98
       --------


RIBOZYME  PHARMACEUTICALS  INC.

By:  /s/ Larry Bullock
     -----------------

Name:  LARRY BULLOCK
       -------------
Title: CFO
       ---
Date:  11/23/98
       --------

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                                  APPENDIX A


                                 CECH PATENTS
                                 ------------

                  Title/Invention                       U.S. Patent No.       Foreign Patents
------------------------------------------------------------------------------------------------
RNA Ribozyme Polymerases, Dephosphorylases,             4,987,071            European Patent
 Restriction Endoribonucleases and Methods                                     No. 0291 533
                                                                             Japanese Patent
                                                                               No. 2530906
------------------------------------------------------------------------------------------------
RNA Ribozyme Polymerases, and Methods                   5,037,746                  N/A
------------------------------------------------------------------------------------------------
RNA Ribozyme Polymerases, Dephosphorylases,             5,093,246                  N/A
 Restriction Endoribonucleases and Methods
------------------------------------------------------------------------------------------------
RNA Ribozyme Restriction Endoribonucleases and          5,116,742                  N/A
 Methods
------------------------------------------------------------------------------------------------
RNA Ribozyme Which Cleaves Substrate RNA Without        5,354,855                  N/A
 Formation of a Cavalent Bond
------------------------------------------------------------------------------------------------
RNA Ribozyme Polymerases, Dephosphorylases,             5,591,610                  N/A
 Restriction Endoribonucleases and Methods
------------------------------------------------------------------------------------------------

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                          APPENDIX B
-------------------------------------------------------------
    Listing of Existing Licensees          Effective Date
-------------------------------------------------------------
Schering AG, Germany                             4/9/97
-------------------------------------------------------------
Roche Bioscience                                 5/19/98
-------------------------------------------------------------
Chiron                                           5/13/96
-------------------------------------------------------------
Glaxo-Wellcome                                   7/16/98
-------------------------------------------------------------
Parke-Davis                                      3/2/98
-------------------------------------------------------------



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